UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2025

VIREO GROWTH INC.

(Exact name of registrant as specified in its charter)

British Columbia

(State or other jurisdiction of Incorporation)

000-56225	82-3835655
(Commission File Number)	(IRS Employer Identification No.)

207 South 9th Street Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

(612) 999-1606

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On December 22, 2025, Vireo Growth Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with respect to a business combination with Eaze Inc., a Delaware corporation (“Eaze”) pursuant to which, following the closing of the business combination with Eaze (the “Merger”), the Company will issue a number of subordinate voting shares in consideration for all of the issued and outstanding shares of Eaze equal to the amount of the Estimated Closing Merger Consideration (as defined in the Merger Agreement) divided by US$0.56, subject to a post-closing purchase price adjustment with respect to certain of the estimated items included in the Estimated Closing Merger Consideration. In general, the Estimated Closing Merger Consideration is approximately US$47 million in base consideration (the “Base Consideration”), adjusted for certain items as described in the definition of Estimated Closing Merger Consideration in the Merger Agreement, including cash, indebtedness, transaction expenses, working capital, and tax items. Subject to the terms and conditions of the Merger Agreement, at the closing, Simple Merger Sub Inc., a wholly owned subsidiary of the Company, will merge with and into Eaze, with Eaze surviving as a wholly owned subsidiary of the Company.

Pursuant to the Merger Agreement, former stockholders of Eaze may qualify for earnout payments made with the Company’s subordinate voting shares following December 31, 2026 based on Eaze’s Adjusted EBITDA (as defined in Merger Agreement) less the Base Consideration (at a 3.84x multiple), adjusted for incremental debt and certain other matters, respectively, and paid out using a share price for the Company’s subordinate voting shares of the higher of US$1.05 or the 20-day volume weighted average price as of December 31, 2026. Adjusted EBITDA is measured at the higher of 2026 Adjusted EBITDA or trailing nine-month annualized Adjusted EBITDA as of December 31, 2026. In no event shall the number of earnout shares issued under the Merger Agreement exceed the number of shares issued as closing merger consideration in the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants, including covenants relating to the conduct of Eaze’s business during the period between the execution of the Merger Agreement and the completion of the Merger, subject to certain exceptions.

The obligation of the parties to consummate the Merger is subject to a number of conditions, including but not limited to receipt of the approval of the Merger by holders of a majority (i) of the outstanding shares of Eaze voting common stock and preferred stock voting together as a single class on an as-converted basis, and (ii) of Eaze preferred stock on an as-converted basis, in each case that are entitled to vote thereon, delivery of certain documents and agreements, the accuracy of the representations and warranties of the parties, the receipt of certain regulatory consents and approvals (including approval of the Canadian Stock Exchange), delivery of the Investor Rights Agreements (as discussed below) and lock-up agreements, Eaze having a minimum amount of cash as of the closing, the absence of Eaze stockholders exercising appraisal rights, and the absence of a Material Adverse Effect or Parent Material Adverse Effect (as each such term is defined in the Merger Agreement).

Pursuant to the Eaze Merger Agreement, the stockholders of Eaze will at or prior to the closing enter into lock-up agreements with the Company providing that each such person, during the lock-up period, may not, subject to customary exceptions, offer, issue, sell, transfer or otherwise dispose of the Company’s subordinate voting shares issued as closing merger consideration without the prior written consent of the Company. The lock-up agreements provide that the subordinate voting shares acquired by the stockholders of Eaze pursuant to the Merger Agreement as closing merger consideration are subject to a lock-up release schedule of 20% of shares on each of March 1, 2027, June 1, 2027, September 1, 2027, December 1, 2027 and March 1, 2028. In addition, any of the Company’s subordinate voting shares issued in connection with the earnout payments described above would be subject to lock-up and a lock-up release schedule of 33.33% of shares on each of September 1, 2027, December 1, 2027 and March 1, 2028.

The subordinate voting shares of the Company to be issued by the Company to the stockholders of Eaze pursuant to the Merger Agreement will be issued in reliance upon the exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506 promulgated under the Securities Act. In connection with entry into the Merger Agreement, the parties have entered into an Investor Rights Agreement (the “Investor Rights Agreement”) providing the stockholders of Eaze with certain piggyback resale registration rights with respect to the subordinate voting shares to be issued pursuant to the Merger.

The foregoing descriptions of the Merger Agreement and Investor Rights Agreement are only summaries, do not purport to be complete and are qualified in their entirety by reference to the full texts of the Merger Agreement and Investor Rights Agreement. The Merger Agreement will be filed as an Exhibit to the Company’s annual report on Form 10-K for the fiscal year ending December 31, 2025. The Investor Rights Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

A copy of the Merger Agreement will be filed to provide shareholders with information regarding its terms and conditions and is not intended to provide any factual information about the Company or Eaze. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the benefit of the parties to the Merger Agreement, and are not intended as statements of fact to be relied upon by the Company’s shareholders, but rather as a way of allocating the risk between the parties to the Merger Agreement in the event the statements therein prove to be inaccurate. Statements made in the Merger Agreement have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement attached hereto. Moreover, such statements may no longer be true as of a given date and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders. Accordingly, shareholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Eaze. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K related to the subordinate voting shares to be issued in connection with the Merger is incorporated herein by reference, to the extent required herein. The securities are being sold in reliance upon the exemptions from registration under the Securities Act provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506 promulgated under the Securities Act.

Item 7.01	Regulation FD Disclosure

On December 22, 2025, the Company issued a press release announcing the matters disclosed in this Current Report on Form 8-K, which is attached as Exhibit 99.1 hereto and is incorporated herein solely for purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the SEC, the information in this Item 7.01 disclosure, including Exhibit 99.1, and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Exchange Act.

Forward-Looking Statement Disclosure

This Current Report on Form 8-K and the exhibits hereto contain “forward-looking information” within the meaning of applicable United States and Canadian securities legislation. To the extent any forward-looking information in this Current Report on Form 8-K constitutes “financial outlooks” within the meaning of applicable securities laws, this information is being provided as preliminary expected financial results based on management estimates and information provided by Eaze; the reader is cautioned that this information may not be appropriate for any other purpose and the reader should not place undue reliance on such financial outlooks. Forward-looking information contained in this Current Report on Form 8-K may be identified by the use of words such as “should,” “believe,” “estimate,” “would,” “looking forward,” “may,” “continue,” “expect,” “expected,” “will,” “likely,” “subject to,” “transformation,” and “pending,” variations of such words and phrases, or any statements or clauses containing verbs in any future tense and includes, but may not be limited to, completion of the Merger; the terms of the Merger, including the consideration to be paid for Eaze; the timeline for the closing of the Merger; shareholder approval related to the Merger; and the regulatory approvals required for the Merger. These statements should not be read as guarantees of future performance or results. Forward-looking information includes both known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company or its subsidiaries to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements or information contained in this Current Report on Form 8-K. Financial outlooks, as with forward-looking information generally, are, without limitation, based on the assumptions and subject to various risks as set out herein and in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, including risks involved with the adverse impact of the proposed transaction with Eaze on the Company’s business, financial condition, and results of operations; the Company’s ability to successfully consummate the transaction with Eaze; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties as a result of the proposed transaction with Eaze; the effects of the proposed transaction with Eaze on the Company and the interests of various constituents; risks and uncertainties associated with the proposed transaction with Eaze, some of which are beyond the Company’s control; subject to the successful outcome of the proposed transaction with Eaze, the nature, cost, impact and outcome of pending and future litigation, other legal or regulatory proceedings, or governmental investigations and actions. Our actual financial position and results of operations may differ materially from management’s current expectations. Forward-looking information is based upon a number of estimates and assumptions of management, believed but not certain to be reasonable, in light of management’s experience and perception of trends, current conditions, and expected developments, as well as other factors relevant in the circumstances, including assumptions in respect of current and future market conditions, the current and future regulatory environment, and the availability of licenses, approvals and permits.

Although the Company believes that the expectations and assumptions on which such forward-looking information is based are reasonable, the reader should not place undue reliance on the forward-looking information because the Company can give no assurance that they will prove to be correct. Actual results and developments may differ materially from those contemplated by these statements. Forward-looking information is subject to a variety of risks and uncertainties that could cause actual events or results to differ materially from those projected in the forward-looking information. Such risks and uncertainties include, but are not limited to: risks related to the shareholder approval of the Merger; risks related to regulatory approval of the Merger; and risk factors set out in the Company's Form 10-K for the year ended December 31, 2024, which is available on EDGAR with the SEC and filed with the Canadian securities regulators and available under the Company's profile on SEDAR at www.sedar.com.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Investor Rights Agreement
99.1	Press Release, dated as of December 22, 2025*
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

*Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIREO GROWTH INC. (Registrant)

By:	/s/ Tyson Macdonald
Tyson Macdonald
Chief Financial Officer

Date: December 30, 2025